EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-150248) on Form S-11 of Owens Mortgage Investment Fund of our report dated April 16, 2010, relating to our audit of the consolidated balance sheet of Owens Financial Group, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Perry-Smith LLP

San Francisco, California
April 20, 2010